Exhibit 4.1
SECOND SUPPLEMENTAL INDENTURE
BY AND BETWEEN
ASPEN INSURANCE HOLDINGS LIMITED,
AS ISSUER
AND
DEUTSCHE BANK TRUST COMPANY AMERICAS,
AS TRUSTEE

Dated as of December 10, 2010

$250,000,000
ASPEN INSURANCE HOLDINGS LIMITED
6.00% SENIOR NOTES DUE 2020

SECOND SUPPLEMENTAL INDENTURE
          This Second Supplemental Indenture, dated as of December 10, 2010 (the “Second Supplemental Indenture”), to the Indenture, dated as of August 16, 2004 (the “Original Indenture”) by and between Aspen Insurance Holdings Limited, a limited company duly organized and existing under the laws of Bermuda, having its principal executive office located at Maxwell Roberts Building, 1 Church Street, Hamilton HM 11, Bermuda (the “Company”), as issuer, and Deutsche Bank Trust Company Americas, a New York banking corporation duly organized and existing under the laws of the State of New York, having its corporate trust office located at 60 Wall Street, New York, NY 10005 (the “Trustee”), as trustee, is effective upon the execution hereof by the parties hereto.
RECITALS
          WHEREAS, the Company has heretofore executed and delivered to the Trustee the Original Indenture providing for the issuance from time to time of its notes, debentures or other evidences of its unsecured indebtedness (the “Securities”), unlimited as to principal amount;
          WHEREAS, the Original Indenture is incorporated herein by reference and the Original Indenture, as supplemented by this Second Supplemental Indenture, is herein called the “Indenture”;
          WHEREAS, Section 3.1 of the Original Indenture provides that, with respect to any series of Securities to be authenticated and delivered under the Indenture, the terms of such series of Securities shall be established by (i) a resolution of the Board of Directors and set forth in an Officer’s Certificate or (ii) one or more indentures supplemental to the Original Indenture;
          WHEREAS, the Company desires to create, under the Indenture, a series of Securities to be known as its 6.00% Senior Notes due 2020 (the “Senior Notes”), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Second Supplemental Indenture; and
          WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

Article I.
DEFINITIONS
          Section 1.1. Definitions. The following defined terms used herein shall have the meanings specified below. Capitalized terms used herein without definition shall have the respective meanings assigned such terms in the Original Indenture.
          “Interest Payment Date” means, with respect to the Senior Notes only, June 15 and December 15 of each year.
          “Regular Record Date” means, with respect to the Senior Notes only, 5:00 p.m., New York City time, on June 1 or December 1, as the case may be, immediately preceding each Interest Payment Date.
Article II.
GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES
          There is hereby established a new series of Securities under the Indenture with the following terms:
          Section 2.1. Title. The title of the series is “6.00% Senior Notes due 2020”.
          Section 2.2. Principal Amount. There are to be issued by the Company, and authenticated and delivered by the Trustee on the date hereof, $250,000,000 principal amount of Senior Notes, and such principal amount of Senior Notes may be increased from time to time pursuant to Section 3.1 of the Original Indenture. All Senior Notes need not be issued on the same date and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Senior Notes, unlimited in principal amount, upon delivery by the Company to the Trustee of either a resolution of the Board of Directors and set forth in an Officer’s Certificate or an indenture supplemental to the Original Indenture, setting forth the original issuance date of such additional Senior Notes. The terms of any such additional Senior Notes will be identical (except as to denomination, and the date from which interest shall accrue, the issue price and the first Interest Payment Date) to the terms of the Senior Notes initially issued, authenticated and delivered on the date hereof. Any such additional Senior Notes will, together with the previously issued Senior Notes, constitute a single series of Securities under the Indenture.
          Section 2.3. Payment of Principal and Interest.
          (a) The principal of the Senior Notes shall be due on December 15, 2020 which date shall be the Stated Maturity, subject to the provisions of the Indenture relating to acceleration of maturity. The Senior Notes will bear interest from December 10, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 6.00% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2011, and at the Stated Maturity. The Company will pay interest to the Persons in whose names the Senior Notes are registered on the Regular Record Date for such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          (b) If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date. If the maturity date of the Senior Notes falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date. Interest payments for the Senior Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the date of maturity, as the case may be. Interest on the Senior Notes which have a Redemption Date after a Regular Record Date, and on or before the following Interest Payment Date, will also be payable to the Persons in whose names the Senior Notes are registered on such Regular Record Date.
          (c) Payment of the principal and interest due at maturity of the Senior Notes shall be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Senior Notes shall be paid in Dollars. Payments of principal of or interest on the Senior Notes will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee with a bank located in the United States.
          Section 2.4. Optional Redemption.
          (a) The Senior Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Senior Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus, in either case, any accrued and unpaid interest to, but excluding, the date of redemption. Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Senior Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.
          (b) For the purposes of this Section 2.4,
          “Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent (as defined below) as having a maturity comparable to the remaining term of the Senior Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

          “Comparable Treasury Price” means, with respect to any redemption date for the Senior Notes, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.
          “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
          “Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall appoint therefor another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company.
          “Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date for the Senior Notes being redeemed.
          “Treasury Rate” means, with respect to any redemption date for the Senior Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.
          Section 2.5. Amendments to Event of Default. The provisos in Section 6.1(a) and Section 6.1(b) of the Original Indenture shall not be applicable with respect to the Senior Notes.
          Section 2.6. Form, Currency and Denominations. The Senior Notes shall be issued in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will be issued in substantially the form set forth in Exhibit A hereto. The Depository with respect to the Senior Notes shall be The Depository Trust Company, New York, New York.
          Section 2.7. Global Securities.
          (a) The Senior Notes will be issued in the form of one or more Global Securities registered in the name of the Depository or its nominee. Except under the circumstances set forth in Section 3.6 of the Original Indenture, the Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. Owners of beneficial interests in such a Global Security will not be considered the registered owners or Holders of Senior Notes for any purpose.
          (b) No Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. Payment of principal of, any premium or interest on, and any Additional Amounts, if applicable, in respect of, any Senior Note in global form shall be made to the registered Holder thereof.
          Section 2.8. Ranking. The Senior Notes will represent the Company’s direct, unsecured obligations and will rank equally in right of payment with all the Company’s current and future unsecured and unsubordinated indebtedness.
          Section 2.9. Miscellaneous. The Company is not obligated to redeem or purchase any Senior Notes pursuant to any sinking fund or analogous provision. The Senior Notes will not be convertible into shares of Common Stock of the Company and/or exchangeable for other securities. The amount of payments of principal with respect to the Senior Notes shall not be determined with reference to an index, formula or other method or methods. No Senior Notes are issuable upon the exercise of warrants. Each of Section 12.2(b) of the Original Indenture relating to defeasance and Section 12.2(c) of the Original Indenture relating to covenant defeasance shall be applicable to the Senior Notes. Except as set forth in Section 4.4 of the Original Indenture, there will be no Additional Amounts payable on the Senior Notes. The Company may exercise its option to redeem the Senior Notes for tax purposes pursuant to Section 4.5 of the Original Indenture.
          Section 2.10. Amendments to Section 10.1 of the Original Indenture. Pursuant to Sections 3.1(y) and 10.1(o) of the Original Indenture and only with respect to the Senior Notes issued hereunder;
          (a) Section 10.1(j) of the Original Indenture shall be deleted in its entirety; and
          (b) in place of the deleted Section 10.1(j) described in (a) above, the following clause shall be inserted as a new Section 10.1(j): “to provide collateral security for the Securities;”.
Article III.
MISCELLANEOUS PROVISIONS
          Section 3.1. Ratification and Incorporation of the Original Indenture. As amended and supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
          Section 3.2. Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 3.3. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said state.
          Section 3.4. Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
          Section 3.5. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.
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          IN WITNESS WHEREOF, Aspen Insurance Holdings Limited has caused this Second Supplemental Indenture to be duly executed as of the date first above written.

By:	/s/ Christopher O’Kane
	Name:	Christopher O’Kane
	Title:	Chief Executive Officer

By:	/s/ Richard Houghton
	Name:	Richard Houghton
	Title:	Chief Financial Officer

          IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Second Supplemental Indenture as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE
By: Deutsche Bank National Trust Company
By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

By:	/s/ David Contino
	Name:	David Contino
	Title:	Vice President

EXHIBIT A
FORM OF SECURITY CERTIFICATE REPRESENTING SENIOR NOTES
ASPEN INSURANCE HOLDINGS LIMITED
6.00% SENIOR NOTES DUE 2020
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ASPEN INSURANCE HOLDINGS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND SUCH PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

ASPEN INSURANCE HOLDINGS LIMITED
6.00% SENIOR NOTES DUE 2020

No. R1	CUSIP No.: 04530DAC6; ISIN No.: US04530DAC65

Principal Amount:	$250,000,000

Regular Record Date:	June 1 or December 1, as the case may be, immediately preceding each Interest Payment Date

Original Issue Date:	December 10, 2010

Maturity Date:	December 15, 2020

Interest Payment Dates:	June 15 and December 15

Interest Rate:	6.00% per annum

Authorized Denomination:	$2,000, or any integral multiple of $1,000 in excess thereof
          Aspen Insurance Holdings Limited, a company duly existing and organized under the laws of Bermuda (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount shown above on the Maturity Date shown above, and to pay interest thereon from the Original Issuance Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above (including the Maturity Date), commencing on June 15, 2011, at the rate of 6.00% per annum until the principal hereof is paid or duly provided for. Interest not timely paid or provided for shall, to the extent permitted by applicable laws, bear simple interest at the rate of 6.00% per annum. As provided in the Indenture, the Company under certain circumstances would be required to pay Additional Amounts to the Holders of the Senior Notes.
          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (including the Maturity Date) will, as provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice given by or on behalf of the Company to the Holders of Senior Notes not less than 15 days prior to such Special Record Date, such Special Record Date to be not less than 10 days prior to the date for payment of such defaulted interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

          Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated, by law, regulation or executive order to close.
          Payment of the principal of and interest due on the Maturity Date of this Senior Note shall be made upon surrender of this Senior Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Senior Note shall be paid in Dollars. Payments of principal of or interest will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee with a bank located in the United States.
          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: December 10, 2010

ASPEN INSURANCE HOLDINGS LIMITED
By:
	Name:	Christopher O’Kane
	Title:	Chief Executive Officer

By:
	Name:	Richard Houghton
	Title:	Chief Financial Officer

CERTIFICATE OF AUTHENTICATION
          This is one of the 6.00% Senior Notes due 2020 referred to in the within-mentioned Indenture.
Dated: December 10, 2010

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	Deutsche Bank National Trust Company

By:
Authorized Signatory

(reverse side of security)
          This security is one of a duly authorized issue of debt securities of the Company (hereinafter called the “Securities”), all issued or to be issued under and pursuant to an Indenture, dated as of August 16, 2004 (the “Original Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Second Supplemental Indenture dated as of December 10, 2010 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto relating to this security (including, without limitation, the Second Supplemental Indenture, dated as of December 10, 2010, between the Company and the Trustee) reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated on the face as 6.00% Senior Notes due 2020 (the “Senior Notes”), initially limited in aggregate principal amount to $250,000,000, subject to increase as provided in Section 3.1 of the Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
          While this Senior Note is represented by one or more global notes registered in the name of DTC or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Senior Note to be made to DTC or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, DTC or its nominee, and otherwise in accordance with such agreements, regulations and procedures.
          The Senior Notes will not have a sinking fund.
          The Senior Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Senior Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus, in either case, any interest accrued but not paid to the date of redemption. Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Senior Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.
          “Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent (as defined below) as having a maturity comparable to the remaining term of the Senior Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

          “Comparable Treasury Price” means, with respect to any redemption date for the Senior Notes, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.
          “Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.
          “Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall appoint therefor another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company.
          “Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date for the Senior Notes being redeemed.
          “Treasury Rate” means, with respect to any redemption date for the Senior Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.
          The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of the Securities to be redeemed. If less than all of the Securities are to be redeemed, the Trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the Securities to be redeemed in whole or in part.
          The Indenture contains provisions for redemption of the Senior Notes for tax purposes in whole but not in part at the option of the Company.
          The Indenture also contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes or of certain restrictive covenants with respect to the Senior Notes, in each case upon compliance with certain conditions set forth in the Indenture.
          If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.
          No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or certain other expenses payable in connection therewith.
          Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          The Senior Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Note or Notes to be exchanged at the office or agency of the Company.
          This Senior Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and performed in said state.

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM—as tenants in common                                                                         UNIF GIFT MIN ACT - __________ Custodian ___________
(Cust)                       (Minor)
under Uniform Gifts to Minors
Act______________________
(State)
TEN ENT—as tenants by the entireties
JT TEN—	as joint tenants with rights of survivorship and not as tenants in common
Additional abbreviations may also be used though not on the above list.
_____________________________ FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
(please insert Social Security or other identifying number of ___________ assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Senior Note on the books of the Company with full power of substitution in the premises.

Dated: __________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.